Exhibit 10.1

Form of Investment Agreement

INVESTMENT AGREEMENT

dated August 19, 2013

between

ALLY FINANCIAL INC.

and

[INVESTOR]

TABLE OF CONTENTS

ARTICLE I

Purchase; Closing

1.1	Purchase	1
1.2	Closing	1
1.3	Interpretation	4

ARTICLE II

Representations

2.1	Materiality	4
2.2	Representations of the Company	5
2.3	Representations of the Investor	12

ARTICLE III

Covenants

3.1	Commercially Reasonable Efforts	15
3.2	Expenses	16
3.3	Publicity	16
3.4	Confidentiality	16
3.5	Certain Actions	17
3.6	Furnishing of Information	17

ARTICLE IV

Indemnification

4.1	Indemnification	17
4.2	Notice of Loss; Limitations	18

ARTICLE V

Termination

5.1	Termination	20
5.2	Effect of Termination	20

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ARTICLE VI

Miscellaneous

6.1	Survival	20
6.2	Amendment; Waiver	20
6.3	Waiver of Conditions	21
6.4	Counterparts	21
6.5	Governing Law; Submission to Jurisdiction, Waiver of Jury Trial, Etc.	21
6.6	Remedies	21
6.7	Notices	21
6.8	Entire Agreement, Etc.	23
6.9	Other Definitions	23
6.10	Captions	23
6.11	Severability	23
6.12	No Third Party Beneficiaries	24

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Index of Defined Terms

Term	Location of Definition
Additional Agreements	2.2(b)(4)
Advisers Act	2.3(c)(4)
Affiliate	6.9(a)
Agreement	Preamble
Bankruptcy Exceptions	2.2(c)(1)
Board of Directors	2.2(c)(1)
business day	6.9(b)
Capitalization Date	2.2(b)(1)
CCAR Plan	1.2(c)(2)
Closing	1.2(a)
Closing Date	1.2(a)
Commission	2.1(b)
Common Stock	Recitals
Company	Preamble
Company Financial Statements	2.2(d)
Company Material Adverse Effect	2.1(a)
Company Reports	2.2(e)
control	6.9(a)
De Minimis Claim	4.2(b)
dollars	1.3
Exchange Act	2.1(b)
Federal Reserve	1.2(c)(2)
GAAP	2.1(a)
Governmental Entities	1.2(c)(1)
Indemnified Party	4.2(a)
Indemnifying Party	4.2(a)
Investor	Preamble
Investor Material Adverse Effect	2.3(a)
Legacy Shareholders	2.3(d)
Loss	4.1(a)
material	2.1(a)
Other Private Placements	2.2(b)(4)
person	6.9(c)
Previously Disclosed	2.1(b)
Preferred Stock	2.2(b)
Purchase	1.1
Purchase Price	1.1
Purchased Securities	Recitals
Rule 144	3.6
Securities Act	2.2(d)
Series F-2 Preferred Stock	2.2(b)
Significant Subsidiary	2.2(a)(2)

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Term	Location of Definition
Subsidiary	2.2(a)(2)
Threshold Amount	4.2(b)
Voting Debt	2.2(b)

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INVESTMENT AGREEMENT, dated August 19, 2013 (as amended, modified or supplemented from time to time, this “Agreement”), between Ally Financial Inc., a Delaware corporation (the “Company”), and [Investor], a [•] (the “Investor”).

RECITALS:

A. The Investment. On the terms and conditions set forth herein, the Company intends to issue and sell to the Investor, and the Investor intends to purchase from the Company, [•] shares (the “Purchased Securities”) of common stock, $0.01 par value per share, of the Company (the “Common Stock”).

NOW, THEREFORE, in consideration of the premises, and of the representations, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

PURCHASE; CLOSING

1.1 Purchase. On the terms and subject to the conditions set forth herein, the Company will issue and sell to the Investor, and the Investor will purchase from the Company, the Purchased Securities (the “Purchase”) at an aggregate price of $[•] (the “Purchase Price”).

1.2 Closing. (a) Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the purchase of the Purchased Securities by the Investor pursuant hereto (the “Closing”) shall occur at 9:30 a.m., New York City time, on the third business day after the satisfaction or waiver (by the party entitled to grant such waiver) of the conditions to the Closing set forth in this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions), at the offices of Sullivan & Cromwell LLP located at 125 Broad Street, New York, New York 10004 or such other time, date or location as agreed by the parties. The date of the Closing is referred to as the “Closing Date.”

(b) At the Closing:

(1) the Company will deliver to the Investor the Purchased Securities against payment of the Purchase Price (which delivery shall be evidenced by delivery of a statement of holdings reflecting the issuance of the Purchased Securities to the Investor in the Company’s Stock Register); and

(2) the Investor will deliver the Purchase Price to the Company by wire transfer of immediately available United States funds to a bank account designated by the Company no later than two business days prior to the Closing Date.

(3) The Investor will deliver to the Company (i) a duly executed IRS Form W-9 (or other applicable form or statement specified by the U.S. Department of the Treasury regulations in lieu thereof) and (ii) a certificate dated as of the Closing Date signed on behalf of the Investor by a senior officer or other authorized person certifying compliance with Sections 1.2(d)(1) and (2).

(4) The Company will deliver to the Investor a certificate dated as of the Closing Date signed on behalf of the Company by a senior officer certifying compliance with Sections 1.2(e)(1) and (2).

(c) The respective obligations of each of the Investor and the Company to consummate the Closing are subject to the fulfillment or written waiver by the Investor and the Company prior to the Closing of the following conditions:

(1) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Closing, and no lawsuit shall have been commenced by any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, or any applicable industry self-regulatory organization (collectively, “Governmental Entities”) that could result in such a judgment, injunction, order or decree;

(2) receipt by the Company of the non-objection of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the Company’s re-submitted capital plan under the Comprehensive Capital Analysis and Review 2013, which plan contemplates the private placement of Common Stock under this Agreement and the Additional Agreements and the repurchase of all outstanding Series F-2 Preferred Stock by the Company (the “CCAR Plan”); and

(3) the repurchase by the Company of all outstanding shares of Series F-2 Preferred Stock, and the elimination, release or relinquishment of any right of the holders of Series F-2 Preferred Stock to receive additional shares of Common Stock from the Company pursuant to Section 6(a)(i)(B) of Schedule A to the certificate of designations of the Series F-2 Preferred Stock set forth as Exhibit H to the Company’s Amended and Restated Certificate of Incorporation, as amended, in each case contemporaneously with the Closing and for aggregate consideration not to exceed $5.925 billion plus accrued and unpaid dividends through the date of repurchase of the Series F-2 Preferred Stock.

(d) The obligation of the Company to consummate the Closing is also subject to the fulfillment or written waiver by the Company prior to the Closing of each of the following conditions:

(1) the representations of the Investor set forth in this Agreement shall be true and correct in all material respects as though made on and as of the Closing Date (except that representations that by their terms speak as of an earlier date shall be true and correct as of such date);

(2) the Investor has performed in all material respects all obligations required to be performed by it at or prior to the Closing under this Agreement;

(3) the Company shall have received a certificate dated as of the Closing Date signed on behalf of the Investor by a senior officer or other authorized person certifying compliance with Sections 1.2(d)(1) and (2); and

(4) the Investor shall have delivered to the Company a duly executed IRS Form W-9 (or other applicable form or statement specified by the U.S. Department of the Treasury regulations in lieu thereof).

(e) The obligation of the Investor to consummate the Closing is also subject to the fulfillment or waiver by the Investor prior to the Closing of each of the following conditions:

(1) the representations of the Company set forth in this Agreement shall be true and correct in all material respects as though made on and as of the Closing Date (except that representations that by their terms speak as of an earlier date shall be true and correct as of such date); provided that such representations shall be deemed to be true and correct in all material respects if any fact, circumstance, event, change, effect, occurrence or state of facts that gives rise to the failure or failures of such representations to be so true and correct (without giving effect to any qualifiers or exceptions relating to materiality or Company Material Adverse Effect) does not have and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect;

(2) the Company shall have performed in all material respects all obligations required to be performed by it at or prior to Closing under this Agreement; and

(3) the Investor shall have received a certificate dated as of the Closing Date signed on behalf of the Company by a senior officer certifying compliance with Sections 1.2(e)(1) and (2).

1.3 Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Annexes,” “Exhibits” or “Schedules,” such reference shall be to a Recital, Article or Section of, or Annex, Exhibit or Schedule to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section.

ARTICLE II

REPRESENTATIONS

2.1 Materiality. (a) As used in this Agreement, any reference to any fact, circumstance, event, change, development or effect being “material” with respect to the Company means such fact, circumstance, event, change, development or effect is material in relation to the business, operations, assets, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole. As used in this Agreement, the term “Company Material Adverse Effect” means any fact, circumstance, event, change, development or effect that, individually or in the aggregate, (1) is material and adverse to the business, operations, assets, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (2) would materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby; provided, however, in the case of clause (1) only, that in determining whether a Company Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes in generally accepted accounting principles (“GAAP”) or regulatory accounting principles generally applicable to financial services organizations, (B) changes in laws, rules, regulations, directives or guidance of general applicability or interpretations thereof by Governmental Entities, (C) actions or omissions of the Company expressly required or contemplated by the terms of this Agreement or taken with the prior written consent of the Investor, (D) changes in general economic, monetary, financial or market conditions, including changes in prevailing interest rates or equity or credit markets, (E) changes in the market price or trading volumes of the Common Stock or the Company’s other securities (but not the underlying causes of such changes), (F) the failure of the Company to meet any internal or public projections, forecasts, estimates or guidance (including guidance as to “earnings drivers”) for any period (but not the underlying causes of such failure), (G) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism, and (H) the public disclosure of this Agreement or the transactions contemplated hereby; except, with respect to clauses (A), (B), (D) and (G), to the extent that the effects of any such changes have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other financial services organizations generally.

(b) “Previously Disclosed” with regard to the Company means information publicly disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed by it with the Securities and Exchange Commission (the “Commission”), or its other reports and forms filed with the Commission under Sections 12, 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after December 31, 2012 but prior to the date of this Agreement (excluding any disclosure of risks included in any “risk factors”, “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature).

(c) Each party acknowledges that it is not relying upon any statement or representation not set forth in this Agreement, and that no such statement or representation is made by or on behalf of any party. The Investor acknowledges and agrees that, except in the case of fraud, the Company and its Affiliates will not have or be subject to any liability or indemnification obligation to the Investor or any of its Affiliates or any other person resulting from the making available or failing to make available to the Investor or any of its Affiliates, or the use by the Investor or any of its Affiliates of, any information, including any information, documents, projections, forecasts or other material made available to the Investor or any of its Affiliates in any “data rooms” or management presentation in expectation of the transactions contemplated by this Agreement, except to the extent any such information is expressly included in a representation by the Company contained in this Agreement (including any certificates or other instruments delivered in connection herewith).

2.2 Representations of the Company. Except as Previously Disclosed, the Company represents to the Investor, as of the date of this Agreement (or such other date specified herein), that:

(a) Organization, Authority and Significant Subsidiaries. (1) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would have a Company Material Adverse Effect, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted in all material respects. The Company is a bank holding company registered under the Bank Holding Company Act of 1956.

(2) Each of its Significant Subsidiaries is duly organized and validly existing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would have a Company Material Adverse Effect, and has the requisite corporate power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is being conducted in all material respects. Ally Bank is duly organized and validly existing as a Utah state-chartered bank and its deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation, and all premiums and assessments required to be paid in connection therewith have been paid. As used herein, “Subsidiary” means, with respect to any person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof; and “Significant Subsidiary” means, with respect to any person, any other person that would constitute a “significant subsidiary” of such person within the meaning of Rule 1-02 of Regulation S-X of the Commission.

(b) Capitalization. (1) The authorized capital stock of the Company consists of (i) 2,188,051 shares of Common Stock and (ii) 394,792,092 shares of preferred stock, $0.01 par value per share (the “Preferred Stock”), of which 160,870,560 shares are designated Fixed Rate/Floating Rate Perpetual Preferred Stock, Series A; 8,330 shares are designated Preferred Stock, Series C; 2,576,601 shares are designated Fixed Rate Preferred Stock, Series E; 228,750,000 shares are designated Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F-2 (“Series F-2 Preferred Stock”), and 2,576,601 shares are designated Fixed Rate Cumulative Perpetual Preferred Stock, Series G. On August 12, 2013 the Board of Directors and shareholders of the Company approved a reduction in the number of authorized shares of Common Stock from 2,188,051 to 1,497,779 effective immediately following, and contingent upon the completion of, the repurchase of the Series F-2 Preferred Stock. As of the close of business on August 12, 2013 (the “Capitalization Date”), there were 1,330,970 shares of Common Stock outstanding and 162,197,161 shares of Preferred Stock outstanding, consisting of 40,870,560 shares of Fixed Rate/Floating Rate Perpetual Preferred Stock, Series A; no shares of Preferred Stock, Series C; no shares of Fixed Rate Preferred Stock, Series E; 118,750,000 shares of Series F-2 Preferred Stock, and 2,576,601 shares of Fixed Rate Cumulative Perpetual

Preferred Stock, Series G. As of the close of business on the Capitalization Date, no shares of Common Stock or Preferred Stock were reserved or to be made available for issuance, other than 690,272 shares of Common Stock reserved for issuance in connection with any conversion of the Series F-2 Preferred Stock. All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights and were not issued in violation of any preemptive or similar rights. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. As of the date of this Agreement, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable for, any shares of Common Stock or Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement), other than (x) shares of Common Stock issuable upon conversion of the Series F-2 Preferred Stock, and (y) 166,667 shares of Common Stock, constituting, in the aggregate, the Purchased Securities and shares of Common Stock issuable to other investors pursuant to the Additional Agreements.

(2) The shares of Common Stock to be issued pursuant to this Agreement have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor as provided in this Agreement, such shares of Common Stock will be validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights.

(3) The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other equity interests in each of its Significant Subsidiaries, free and clear of any liens, charges, encumbrances, adverse rights or claims and security interests whatsoever, and all of such shares or equity interests are duly authorized and validly issued and are fully paid, nonassessable, free of preemptive rights and were not issued in violation of any preemptive or similar rights. None of the Company’s Significant Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock, any other equity security or any Voting Debt of such Significant Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock, any other equity security or Voting Debt of such Significant Subsidiary.

(4) The Company intends to effect one or more additional private placements of Common Stock to other accredited investors with the closing of such transactions to occur contemporaneously with the closing of the Purchase (the “Other Private Placements”). The Purchase and the Other Private Placements are currently anticipated to generate approximately $1,000,000,000 of gross proceeds to the Company. In connection with the Other Private Placements the Company will enter into investment agreements, substantially similar to this Agreement, with the same purchase price per share and changes relating to (1) whether the investor signed a non-disclosure agreement and (2) the structure, regulatory status, identifying details, number of shares purchased and other specific characteristics of the investors (the “Additional Agreements”).

(c) Authorization, Enforceability. (1) The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Additional Agreements and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Additional Agreements by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and authorized by the board of directors of the Company (the “Board of Directors”). This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Investor, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles (the “Bankruptcy Exceptions”)). No other corporate proceedings are necessary for the due and valid execution and delivery by the Company of this Agreement and the Additional Agreements, the performance by it of its obligations hereunder and thereunder or the consummation by it of the issuance and sale of the Purchased Securities hereunder or pursuant to the Additional Agreements.

(2) Neither the execution, delivery and performance by the Company of this Agreement or the Additional Agreements nor the consummation of the issuance and sale of the Purchased Securities hereunder or issuance of Common Stock under the Additional Agreements will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by or give rise to a right of redemption or similar right, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of the Company under any of the terms, conditions or provisions of (i) except for the effect of the issuance of the Purchased Securities on any anti-dilution, “share adjustment” or similar provisions of any certificate of designations relating to Preferred Stock, its Amended and Restated Certificate of Incorporation, as amended or Bylaws or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party or by which it may be bound, or to which the Company or any of the properties or assets of the Company may be subject, or (B) subject to compliance with the statutes and regulations referred to in Section 2.2(c)(3), violate any law, statute, ordinance, rule, regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any of its properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not be reasonably likely to have a Company Material Adverse Effect.

(3) Other than the securities or blue sky laws of the various states, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting periods, is necessary for the consummation by the Company of the issuance and sale of the Purchased Securities or shares of Common Stock to be issued under the Additional Agreements, except for receipt by the Company of the non-objection of the Federal Reserve to the CCAR Plan.

(d) Company Financial Statements. Each of the consolidated balance sheets of the Company and its Subsidiaries and the related consolidated statements of income, shareholders’ equity and cash flows, together with the notes thereto (collectively, the “Company Financial Statements”) included in any Company Report filed with the Commission prior to the date of this Agreement, (1) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries in all material respects, (2) complied as to form, as of their respective date of filing with the Commission, in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (3) have been prepared in accordance with U.S. GAAP applied on a consistent basis during the period involved in all material respects and (4) present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates set forth therein and the consolidated results of operations, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for the periods stated therein, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments. Deloitte & Touche LLP, which expressed its opinion with respect to the financial statements of the Company and its Subsidiaries as of December 31 of the fiscal years ended 2012 and 2011 and for each of the years in the three-year periods ending December 31 2012, 2011 and 2010, are independent public or certified accountants within the meaning of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act and the rules of The Public Company Accounting Oversight Board.

(e) Reports. (1) Since December 31, 2012, the Company has timely filed all material reports, registrations, documents, filings, statements and submissions, together with any required amendments thereto, that it was required to file with the Commission, the Federal Reserve or the FDIC (the foregoing filed since December 31, 2012, collectively, the “Company Reports”) and has paid all material fees and assessments due and payable in connection therewith. As of their respective dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities. In the case of each such Company Report filed with (but not furnished to) the Commission, such Company Report did not, as of its date, or if amended prior to the date of this Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

(2) The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 2.2(e)(2). The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(f) Absence of Certain Changes. Since January 1, 2013 until the date hereof, no event or events have occurred that has had or would be reasonably likely to have a Company Material Adverse Effect.

(g) No Undisclosed Liabilities. The Company does not have any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Company Financial Statements to the extent required to be so reflected or reserved against in accordance with GAAP, except for (1) liabilities that have arisen since June 30, 2013 in the ordinary and usual course of business and consistent with past practice and (2) liabilities that have not had and would not be reasonably likely to have a Company Material Adverse Effect.

(h) Proceedings. There is no claim, action, litigation, investigation or similar proceeding pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries or of which any property of the Company or any of its Subsidiaries is the subject which, based on the information available to the Company as of the date hereof, the Company’s management believes is reasonably likely to have a Company Material Adverse Effect.

(i) Compliance with Laws. The Company and each of its Significant Subsidiaries is in compliance with, and none of them is, to the knowledge of the Company, under investigation with respect to (other than in connection with routine examinations or investigations) or, to the knowledge of the Company, has been threatened to be charged with or given notice of any violation of, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity, other than such noncompliance, defaults or violations that would not reasonably be likely to have a Company Material Adverse Effect.

(j) Brokers and Finders. Except for and with respect to Citigroup Global Markets Inc., Evercore Group L.L.C. and Goldman, Sachs & Co., neither the Company nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any of its Subsidiaries, in connection with this Agreement or the transactions contemplated hereby.

(k) Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action (including, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the securities to be issued pursuant to this Agreement or any of the Additional Agreements under the Securities Act) which would subject the offering, issuance, or sale of any of the securities to be issued under this Agreement or any of the Additional Agreements to the registration requirements of the Securities Act.

2.3 Representations of the Investor. The Investor hereby represents to the Company, as of the date of this Agreement, that:

(a) Organization and Authority. The Investor has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and has the requisite power and authority to own its properties and conduct its business as it is now being conducted in all material respects. “Investor Material Adverse Effect” means any fact, circumstance, event, change or effect that, individually or in the aggregate with all other facts, circumstances, events, changes or effects, has or is reasonably likely to have a material adverse effect on the ability of the Investor to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(b) Authorization, Enforceability. (1) The Investor has the requisite corporate or other power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby have been duly authorized by the Investor’s board of directors, general partner, manager or managing members (if required), as the case may be, and no further approval or authorization by any of its shareholders, partners or other equity owners, as the case may be, is required. This Agreement has been duly and validly executed and delivered by such Investor and assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms (subject to the Bankruptcy Exceptions). No other corporate proceedings are necessary for the due and valid execution and delivery by the Investor of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the purchase of the Purchased Securities hereunder.

(2) Neither the execution, delivery and performance by the Investor of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by such Investor with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Investor under any of the terms, conditions or provisions of (i) its certificate of incorporation or bylaws, its certificate of limited partnership or partnership agreement or its similar governing documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the material properties or assets of such Investor may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to such Investor or any of its properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be likely to have an Investor Material Adverse Effect.

(3) Other than pursuant to the securities or blue sky laws of the various states, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, is necessary for the consummation by the Investor for the issuance and sale of the Purchased Securities.

(c) Purchase for Investment; Investor Status. (1) The Investor acknowledges that the Purchased Securities have not been registered under the Securities Act or under any state securities laws. The Investor (i) is acquiring the Purchased Securities for its own account, or as trustee of a pension trust fund or as an advisor on behalf of advisory clients, solely for investment, and not with any view toward the resale or distribution thereof, or with any present intention of selling or distributing any of the Purchased Securities in violation of the Securities Act, (ii) will not sell or otherwise dispose of any of the Purchased Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Purchased Securities and of making an informed investment decision, (iv) has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of its making its investment in the Purchased Securities and has had reasonable and sufficient access to documents, other information and materials as it considers appropriate to make its evaluations of an investment in the Purchased Securities, and (v) is an “accredited investor” (within the meaning of Rule 501 of Regulation D promulgated under the Securities Act). The Investor acknowledges that there is currently no trading market for the Purchased Securities, and no such market may develop. This Agreement is an agreement solely between the Investor and the Company, and except as is provided in this Agreement, this Agreement is independent of any other investment or similar agreement between the Company, on the one hand, and any other purchaser of capital stock of the Company, on the other hand.

(2) The Investor acknowledges that other investors purchasing Common Stock from the Company contemporaneously with the Purchase may have been provided with information on a confidential basis which has not been provided to the Investor.

(3) Either (i) the Investor has not been organized or reorganized for the specific purpose, even among other purposes, of acquiring the Purchased Securities or (ii) all of the Investor’s partners, shareholders, members or other equity owners are “accredited investors” (within the meaning of Rule 501 of Regulation D promulgated under the Securities Act).

(4) If the Investor is investing on behalf of accounts over which it has discretionary authority, it (i) is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), (ii) is the investment adviser to each account, which is a pre-existing client of the Investor, which accounts are listed on Exhibit A, (iii) is each such account’s duly authorized attorney-in-fact with the power to direct, in the sole discretion of the Subscriber, the investment of such account’s funds deposited with it, (iv) has made the sole investment decision with respect to this Agreement, (v) has reasonable grounds to believe and after making reasonable inquiry does believe, that each account is an “accredited investor” (within the meaning of Rule 501 of Regulation D promulgated under the Securities Act), (vi) has maintained a record of all information obtained by it indicating that each account is an “accredited investor” (within the meaning of Rule 501 of Regulation D promulgated under the Securities Act) and (vii) has the authority to make the representations provided by this Agreement on behalf of the accounts. The information concerning the Investor and the accounts on behalf of which the Investor is acquiring the Purchased Securities set forth in Exhibit A is accurate and complete.

(5) The Investor’s domicile and principal place of business and that of its investment adviser, if any, are as set forth on the signature page to this Agreement and such jurisdictions are the only jurisdictions in which an offer to sell, or the solicitation of an offer to buy, the Purchased Securities was made to the Investor.

(6) The Purchase Price does not exceed ten percent (10%) of the Investor’s net worth (or, in the case of an investment fund, a special purpose vehicle owned by one or more investment funds or an affiliate of one or more investment funds, assets under management of such investment fund(s) or its or their affiliates) as of the date of this Agreement.

(7) Either (i) the Investor (and any account on behalf of whom the Investor is acquiring the Purchased Securities) will not constitute a benefit plan investor within the meaning of Section 3(42) of the Employee Retirement Income Security Act (“ERISA”) or any similar laws and none of the assets used for the investment will otherwise constitute the assets of any employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986 or any similar laws or (ii) the acquisition of the Purchased Securities will not result in non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986 or any similar laws.

(d) Existing Holders. The Investor acknowledges that holders of the shares of Common Stock issued and outstanding as of immediately prior to the Closing Date (“Legacy Shareholders”) have certain rights and enjoy certain protections under the Company’s Amended and Restated Certificate of Incorporation, as amended and Bylaws and pursuant to registration rights and other written agreements between certain Legacy Shareholders and the Company.

(e) Ownership. As of the date of this Agreement, the Investor and its Affiliates (other than any portfolio company with respect to which the Investor does not exercise control over investment decisions) are the owners of record or the beneficial owners of [•] shares of Common Stock or securities convertible into or exchangeable for Common Stock. Other than this Agreement, the Investor has no agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities of the Company with any other person, including with respect to the transactions contemplated by this Agreement.

(f) Financial Capability. The Investor currently has or at Closing will have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

(g) Brokers and Finders. Neither the Investor nor its Affiliates or any of their respective officers or directors have employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Investor, in connection with this Agreement or the transactions contemplated hereby.

ARTICLE III

COVENANTS

3.1 Commercially Reasonable Efforts. (a) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the transactions contemplated hereby as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end, including in relation to the satisfaction of the conditions to Closing set forth in Section 1.2 and cooperating in seeking to obtain any consent, approval or waiver required from, and submitting any required notices or other documentation to, Governmental Entities; provided¸ however, that any such information will be provided subject to such confidentiality requests as the party providing such information may reasonably seek. In the event the Investor is required by the Federal Reserve to make any “passivity” or similar non-control or anti-association commitments in connection with the purchase of Purchased Securities hereunder, the Investor agrees to make any such commitments on a timely basis; provided, however, that such commitments shall not include any restrictions (other than customary restrictions typically contained in the Federal Reserve’s form of passivity and anti-association commitments for similar transactions) that are materially and unreasonably burdensome to the Investor or the Company; provided, further, that if the Investor is required to provide confidential and proprietary information of itself or its Affiliates to the Federal Reserve, such information may be so provided directly to the Federal Reserve with the Investor giving prompt notice of any such request and disclosure.

(b) The Company shall submit the CCAR Plan to the Federal Reserve prior to September 30, 2013.

(c) Until the Closing, the Investor, on the one hand, and the Company, on the other hand, agrees, upon the other party’s reasonable request, to furnish the other party with all information concerning itself, its controlled Affiliates, directors, officers, partners and shareholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any applicable Governmental Entity in connection with the Closing and the other transactions contemplated by this Agreement provided¸ however, that any such information will be provided subject to such confidentiality requests as the party providing such information may reasonably seek.

(d) The Investor shall deliver to the Company a duly executed IRS Form W-9 (or other applicable form or statement specified by the U.S. Department of the Treasury regulations in lieu thereof).

3.2 Expenses. Each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereby, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

3.3 Publicity. Until the earlier of the Closing and 5:00 p.m., New York City time, on November 15, 2013, the Investor shall not issue any public release or announcement concerning the transactions contemplated hereby without the prior consent of the Company, except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the Investor shall, to the extent reasonably practicable, allow the Company reasonable time to comment on such release or announcement in advance of such issuance.

3.4 Confidentiality . The Company shall, by 5:00 p.m., New York City time, on November 15, 2013, issue a press release disclosing the material terms of the transactions contemplated hereby and by the Additional Agreements, and issue a Current Report on Form 8-K including a form of investment agreement as an exhibit thereto.

From and after the issuance of such press release and Current Report on Form 8-K, the Company shall have publicly disclosed all material, non-public information delivered to the Investor by the Company, if any, or any of its officers or directors in connection with the transactions contemplated hereby. Until such disclosure is made, the confidentiality commitment made by the Investor to the Company or one or more of the Company’s financial advisors by email shall continue in full force in accordance with its terms.

3.5 Certain Actions. Except with the prior written consent of the Investor, during the period from the date of this Agreement to the Closing Date, the Company shall not (A) make any distribution to holders of Common Stock of stock, rights, warrants, options to purchase any shares of stock or other property, (B) establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of Common Stock, or (C) split, combine, subdivide or reclassify any shares of its Common Stock, except, in each case, no consent shall be required if, in respect of the Purchased Shares, the Investor is treated in the same manner as if the Investor held Common Stock.

3.6 Furnishing of Information. In order to enable the Investor to sell the Purchased Securities under Rule 144 of the Securities Act (“Rule 144”), from the date hereof until one year from the Closing, the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) and make available on its corporate website all required reports of the Company specified in Rule 144(c)(1) necessary for “adequate current public information” to be deemed available under Rule 144. During such period, if the Company is not required to file such reports, it will prepare and furnish to the Investor and make publicly available the information described in Rule 144(c)(2).

ARTICLE IV

INDEMNIFICATION

4.1 Indemnification.

(a) Indemnification by the Company. From and after the Closing, the Investor and its Affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by the Company for and against any and all liabilities, losses, damages, claims, actions, costs and expenses, interest, awards, judgments and penalties (including attorneys’ and consultants’ fees and expenses) actually suffered or incurred by them (including any action brought or otherwise initiated by any of them) (hereinafter a “Loss”), arising out of or resulting from the breach of (i) any representation of the Company contained in this Agreement or any certificate delivered pursuant hereto or (ii) any covenant of the Company contained in this Agreement.

(b) Indemnification by Investor. From and after the Closing, the Company and its Affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by the Investor for and against any and all Losses, arising out of or resulting from the breach of (i) any representation of the Investor contained in this Agreement or any certificate delivered pursuant hereto or (ii) any covenant of the Investor contained in this Agreement.

4.2 Notice of Loss; Limitations. (a) A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under Section 4.1 unless and to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail such claim. Notwithstanding anything to the contrary herein, any such notice must be delivered prior to the expiration of the survival period for the relevant representation or covenant. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, however, that the Indemnifying Party shall be entitled to, upon written notice to the Indemnified Party, assume and conduct the defense thereof, unless the counsel to the Indemnified Party advises such Indemnifying Party in writing that such claim involves a conflict of interest (other than one of a monetary nature) that would reasonably be expected to make it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, in which case the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of the Indemnifying Party (except that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with respect to any single action or group of related actions); provided, further, that if the Indemnifying Party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such claim, then the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of the Indemnifying Party (except that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with respect to any single action or group of related actions). If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and each Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent (which shall not be unreasonably withheld or delayed). The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding and does not include an admission of fault or culpability by or on behalf of the Indemnified Party.

(b) The Company shall not be required to indemnify the Indemnified Parties pursuant to Section 4.1(a), (i) with respect to any claim for indemnification if the amount of Losses with respect to such claim (together with all related claims) are less than $50,000 (any claim or series of related claims involving Losses less than such amount being referred to as a “De Minimis Claim”) and (ii) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 4.1(a) exceeds 1% of the aggregate Purchase Price (the “Threshold Amount”), in which event the Company shall be responsible for only the amount of such Losses in excess of the Threshold Amount.

(c) The Investor shall not be required to indemnify the Indemnified Parties pursuant to Section 4.1(b), (i) with respect to any De Minimis Claim and (ii) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 4.1(b) exceeds the Threshold Amount, in which event the Investor shall be responsible for only the amount of such Losses in excess of the Threshold Amount.

(d) The cumulative indemnification obligation of (i) the Company to the Investor and all of the Indemnified Parties Affiliated with (or whose claims are permitted by virtue of their relationship with) the Investor (other than another investor that is party to an Additional Agreement) or (ii) the Investor to the Company and the Indemnified Parties Affiliated with (or whose claims are permitted by virtue of their relationship with) the Company for inaccuracies in or breaches of representations shall in no event exceed the Purchase Price.

(e) The indemnity provided for in Section 4.1 shall be the sole and exclusive monetary remedy of the Indemnified Parties after the Closing for any inaccuracy of any representation or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such party’s remedies in respect of fraud or intentional misrepresentation by any other party in connection with the transactions contemplated hereby. No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any consequential, incidental, special or punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof.

ARTICLE V

TERMINATION

5.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of the Investor and the Company;

(b) by either the Investor or the Company if the Closing shall not have occurred by November 30, 2013; provided, however, that the right to terminate this Agreement under this Section 5.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

(c) by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the issuance and sale of the Purchased Securities and such order, decree, ruling or other action shall have become final.

5.2 Effect of Termination. In the event of any termination of this Agreement as provided in Section 5.1, this Agreement (other than Sections 3.2 and 3.4 and ARTICLE VI, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for intentional breach of this Agreement.

ARTICLE VI

MISCELLANEOUS

6.1 Survival. The representations of the parties contained in this Agreement shall survive the Closing until the date that is 180 days after the Closing Date. Except as otherwise provided herein, all covenants and agreements contained herein, other than those which by their terms are to be performed in whole or in part after the Closing Date, shall terminate as of the Closing Date. If written notice of a claim for breach of a representation has been given prior to the expiration of the applicable representation by one party to the other, then the relevant representation shall survive as to such claim until such claim has been finally resolved.

6.2 Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6.3 Waiver of Conditions. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement, as the case may be, will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

6.4 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile, email or other electronic means and will be deemed as sufficient as if original signature pages had been delivered.

6.5 Governing Law; Submission to Jurisdiction, Waiver of Jury Trial, Etc. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO WAIVES ANY AND ALL RIGHTS THE PARTY MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH IT.

6.6 Remedies. Each party hereto, without prejudice to any rights to any relief (judicial or otherwise) it may otherwise have, shall be entitled to seek equitable relief, including injunction and/or specific performance, in the event of any breach or threatened breach of the provisions of this Agreement. Each party agrees that it will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party also agrees that it will not seek and agrees to waive any requirement for the securing or posting of a bond in connection with the other party’s seeking or obtaining such relief.

6.7 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a) If to the Investor:

[Insert]

with a copy to:

[Insert]

(b) If to the Company:

Ally Financial Inc.
200 Renaissance Center
Mail Code 482-B09-B11
Detroit, Michigan 48625

Attention William B. Solomon
Facsimile: (313) 656-6124
Email: William.B.Solomon@ally.com

with a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004

Attention: Jay Clayton C. Andrew Gerlach
Facsimile: (212) 558-3588
Email: claytonwj@sullcrom.com
gerlacha@sullcrom.com

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: Richard Sandler
Facsimile: (212) 701-5224
E-mail: richard.sandler@davispolk.com

6.8 Entire Agreement, Etc. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations, both written and oral, among the parties, with respect to the subject matter hereof. This Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void); provided that the Investor may assign its rights and obligations under this Agreement to any Affiliate under common control with the Investor’s ultimate parent entity or general partner of the Investor, but in each case only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement (any such transferee shall be included in the term “Investor”); provided, further, that no such assignment shall relieve the Investor of its obligations hereunder.

6.9 Other Definitions. (a) The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person; provided, however, that the U.S. Department of the Treasury shall not be considered an Affiliate of the Company or any of its Subsidiaries for any purpose under this Agreement. For purposes of this definition, “control” when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

(b) The term “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are generally required by law or other governmental actions to close.

(c) The term “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

6.10 Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.11 Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the Investor and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6.12 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity, other than the parties hereto and the Indemnified Parties, any benefits, rights or remedies.

*    *    *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

ALLY FINANCIAL INC.

By:
Name:
Title:

[INVESTOR]

By:
Name:
Title:

Address: